Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nick West

Director, Corporate Development

717.678.7935

IR@LINKBANCORP.COM

LINKBANCORP, Inc. Announces Strong Third Quarter 2025 Earnings and Declares Dividend

October 27, 2025 – HARRISBURG, PA – LINKBANCORP, Inc. (NASDAQ: LNKB) (the “Company”), the parent company of LINKBANK (the “Bank”), reported net income of $7.8 million, or $0.21 per diluted share, for the quarter ended September 30, 2025, compared to net income of $7.4 million, or $0.20 per diluted share, for the quarter ended June 30, 2025.

Additionally, the Company announced that the Board of Directors declared a quarterly cash dividend of $0.075 per share of common stock which is expected to be paid on December 15, 2025 to shareholders of record on November 28, 2025.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

Third Quarter 2025 Highlights

•
Strong Core Earnings Growth Trend Continues. Net income grew in the third quarter of 2025 to $7.8 million, compared to $7.4 million for the second quarter of 2025 and $7.1 million for the third quarter of 2024. Adjusted pre-tax pre-provision net income was $11.0 million1 for the third quarter of 2025, compared to $9.8 million1 for the second quarter of 2025 and $9.4 million1 for the third quarter of 2024, resulting in a linked quarterly increase of $1.2 million or 12.07%. Annualized return on average assets was 1.04% for the third quarter of 2025, compared to 1.05% for the second quarter of 2025 and 1.00% for the third quarter of 2024.
•
16.92% Year over Year Increase in Tangible Book Value. Book value per share increased to $8.16 at September 30, 2025 compared to $7.96 at June 30, 2025. Tangible book value per share increased to $6.151 at September 30, 2025 compared to $5.921 at June 30, 2025 and $5.261 at September 30, 2024
•
Total Deposits Increase 8.62% from Prior Quarter End. Total deposits at September 30, 2025 were $2.67 billion compared to $2.46 billion at June 30, 2025 and $2.45 billion at December 31, 2024, representing a quarterly increase of $211.7 million or 34.19% annualized and a year-to-date increase of $329.7 million2 or 18.75% annualized, adjusting for the impact of the sale of banking operations and branches in New Jersey, including related loans and deposits (the "Branch Sale") and change in brokered deposits.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

•
Quality Commercial Loan Growth. Total loans at September 30, 2025 were $2.46 billion, compared to $2.36 billion at June 30, 2025 and $2.35 billion at December 31, 2024, representing a quarterly increase of $100.4 million or 16.90% annualized and a year-to-date increase of $207.4 million2 or 11.81% annualized excluding the impact of the Branch Sale.
•
Disciplined Expense Management. Noninterest expense for the third quarter of 2025 was $18.2 million with an efficiency ratio of 62.25%, compared to $18.1 million of noninterest expense with an efficiency ratio of 64.79% for the second quarter of 2025, and $18.5 million of noninterest expense with an efficiency ratio of 66.71% in the third quarter of 2024.

“We are pleased to announce another strong quarter of record core earnings accompanied by robust growth in core deposits and quality loans that position us well for a strong finish to 2025 and increasing momentum into the new year,” said Andrew Samuel, Chief Executive Officer of LINKBANCORP. “Each of our markets are contributing to these results and we are proud of the exceptional performance of our teams as they navigate through the current environment.”

Income Statement

Net interest income before the provision for credit losses for the third quarter of 2025 was $26.4 million compared to $24.9 million in the second quarter of 2025 and $25.0 million for the third quarter of 2024. Net interest margin was 3.75% for the third quarter of 2025 compared to 3.80% for the second quarter of 2025, and 3.82% for the third quarter of 2024. Net interest margin was impacted by the strong growth in core deposits and timing on loan fundings, resulting in higher average cash of $190.6 million for the quarter ending September 30, 2025 compared to $114.3 million for the quarter ending June 30, 2025. The spread on interest rates was stable quarter over quarter as the average loan yield increased from 6.22% for the second quarter of 2025 to 6.26% for the third quarter of 2025, while the cost of funds increased from 2.31% for the second quarter of 2025 to 2.34% for the third quarter of 2025. Interest income from purchase accounting accretion during the third quarter of 2025 was approximately $71 thousand more than that recognized in the second quarter of 2025 and $636 thousand less than the third quarter of 2024.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

Noninterest income decreased slightly quarter-over-quarter to $2.8 million for the third quarter of 2025 compared to $2.9 million for the second quarter of 2025. Year-over-year, noninterest income increased $125 thousand from $2.7 million for the third quarter of 2024.

Noninterest expense for the third quarter of 2025 was $18.2 million compared to $18.1 million for the second quarter of 2025 and $18.5 million for the third quarter of 2024. Noninterest expense increased slightly from the prior quarter primarily due to an increase in employee health insurance costs.

Income tax expense was $2.2 million for the third quarter of 2025, reflecting an effective tax rate of 21.7% compared to $2.1 million for the second quarter of 2025, reflecting an effective tax rate of 22.0% and $2.0 million for the third quarter of 2024, reflecting an effective tax rate of 22.2%.

Balance Sheet

Total assets were $3.12 billion at September 30, 2025 compared to $2.89 billion at June 30, 2025 and $2.88 billion at December 31, 2024. Deposits and net loans as of September 30, 2025 totaled $2.67 billion and $2.43 billion, respectively, compared to deposits and net loans of $2.46 billion and $2.33 billion, respectively at June 30, 2025 and $2.36 billion and $2.23 billion, respectively, at December 31, 2024. Deposits and net loans exclude recorded balances held for sale in the Branch Sale of $93.6 million and $91.8 million, respectively, at December 31, 2024, which are reflected within liabilities held for sale and assets held for sale.

Total loans at September 30, 2025 were $2.46 billion, compared to $2.36 billion at June 30, 2025, representing an increase of $100.4 million, with the majority of the growth in commercial loans. Year-to-date, total loans have increased $207.4 million2 from December 31, 2024, excluding the impact of the Branch Sale, or 11.81% annualized. Total commercial loan commitments originated in the third quarter of 2025 were $235.9 million with funded balances of $177.4 million. The average commercial loan commitment originated during the third quarter of 2025 totaled approximately $1.2 million with an average outstanding funded balance of $924 thousand. Total deposits at September 30, 2025 were $2.67 billion compared to $2.46 billion at June 30, 2025, representing an increase of $211.7 million or 34.19% annualized. This robust growth reflected a continued focus on core deposit generation, particularly from commercial relationships, and included strong inflows into interest checking accounts from professional services clients and money market accounts from commercial clients. Year-to-date, total deposits

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

have increased $329.7 million2 from December 31, 2024, or 18.75%, adjusting for the impact of the Branch Sale and change in brokered deposits. Noninterest bearing deposits totaled $640.1 million at September 30, 2025, slightly down from $646.7 million at June 30, 2025. Brokered deposits remained flat at $75.0 million at each quarter end. Average deposits increased $159.4 million from $2.34 billion for the three months ended June 30, 2025 to $2.50 billion for the three months ended September 30, 2025.

The Company continues to maintain strong on-balance sheet liquidity, as cash and cash equivalents were $194.2 million at September 30, 2025 compared to $155.1 million at June 30, 2025 and $166.1 million at December 31, 2024. As a result of the Company’s strong core deposit growth, excess cash was redeployed into purchases of available for sale securities with balances of $267.9 million at September 30, 2025 compared to $169.6 million at June 30, 2025.

Shareholders’ equity increased to $305.5 million at September 30, 2025 from $298.0 million at June 30, 2025 primarily as a result of a $5.1 million increase in retained earnings. Book value per share increased to $8.16 at September 30, 2025 compared to $7.96 at June 30, 2025. Tangible book value per share increased to $6.151 at September 30, 2025 compared to $5.921 at June 30, 2025 and $5.261at September 30, 2024, representing 16.92% growth year over year.

Asset Quality

The Company recorded a $1.0 million provision for credit losses during the third quarter of 2025, after recording a $344 thousand provision for credit losses in the second quarter of 2025.

The increase in provision was primarily related to commercial loan growth during the third quarter of 2025.

Delinquencies improved over the prior quarter, as loans 30-89 days past due at September 30, 2025 were $4.73 million, representing 0.19% of total loans compared to $14.5 million or 0.62% of total loans at June 30, 2025 and $2.9 million or 0.13% of total loans at December 31, 2024. As of September 30, 2025, the Company’s non-performing assets increased slightly to $24.6 million, representing 0.79% of total assets, compared to $21.9 million, representing 0.76% of total assets at June 30, 2025. The increase in non-performing assets was primarily related to one commercial loan secured by a perfected first lien on real estate that is properly margined.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

The allowance for credit losses for loans was $25.3 million, or 1.03% of total loans held for investment at September 30, 2025, compared to $24.7 million, or 1.05% of total loans held for investment at June 30, 2025. The ratio of the allowance for credit losses for loans to nonperforming assets was 102.90% at September 30, 2025, compared to 112.68% at June 30, 2025.

The Company recorded $300 thousand in net charge-offs during the third quarter of 2025 compared to $40 thousand for the second quarter of 2025. The charge-off was due to one loan which previously had a specific allocated reserve.

Capital

The Bank’s regulatory capital ratios were well in excess of regulatory minimums to be considered “well capitalized” as of September 30, 2025. The Bank’s Total Capital Ratio and Tier 1 Capital Ratio were 12.31% and 11.39% respectively, at September 30, 2025, compared to 12.43% and 11.51%, respectively, at June 30, 2025 and 11.44% and 10.62%, respectively, at September 30, 2024. The Company’s ratio of Tangible Common Equity to Tangible Assets was 7.55%1 at September 30, 2025 compared to 7.89%1 at June 30, 2025 and 7.02%1 at September 30, 2024.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Pennsylvania, Maryland, Delaware and Virginia, through 24 client solutions centers and www.linkbank.com. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol "LNKB". For further company information, visit ir.linkbancorp.com.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; changes in general economic trends, including inflation, tariffs and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of any cybersecurity breaches. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

LINKBANCORP, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
(In Thousands, except share and per share data)
ASSETS
Noninterest-bearing cash equivalents	$15,321	$15,319	$14,830	$13,834	$15,295
Interest-bearing deposits with other institutions	178,832	139,764	205,352	152,266	175,937
Cash and cash equivalents	194,153	155,083	220,182	166,100	191,232
Securities available for sale, at fair value	267,930	169,569	159,183	145,590	149,315
Securities held to maturity, net of allowance for credit losses	26,595	26,809	27,662	31,508	34,155
Loans receivable, gross	2,456,977	2,356,609	2,273,941	2,255,749	2,215,868
Allowance for credit losses - loans	(25,342)	(24,651)	(26,619)	(26,435)	(26,542)
Loans receivable, net	2,431,635	2,331,958	2,247,322	2,229,314	2,189,326
Investments in restricted bank stock	4,791	4,821	4,780	5,209	4,904
Premises and equipment, net	15,822	15,861	17,920	18,029	17,623
Right-of-Use Asset – premises	15,632	15,410	14,537	14,913	14,150
Bank-owned life insurance	53,263	52,943	52,507	52,079	51,646
Goodwill and other intangible assets	75,213	76,296	77,379	79,761	80,924
Deferred tax asset	15,925	16,474	16,729	18,866	21,662
Assets held for sale	—	—	—	94,146	104,660
Accrued interest receivable and other assets	22,334	21,330	23,288	23,263	20,344
TOTAL ASSETS	$3,123,293	$2,886,554	$2,861,489	$2,878,778	$2,879,941
LIABILITIES
Deposits:
Demand, noninterest bearing	$640,100	$646,654	$646,002	$658,646	$658,473
Interest bearing	2,027,999	1,809,755	1,787,692	1,701,936	1,714,179
Total deposits	2,668,099	2,456,409	2,433,694	2,360,582	2,372,652
Long-term borrowings	40,000	40,000	40,000	40,000	40,000
Short-term borrowings	—	—	—	10,000	—
Note payable	—	—	559	565	572
Subordinated debt	62,255	62,279	62,129	61,984	61,843
Lease liabilities	15,965	15,740	15,284	15,666	14,911
Liabilities held for sale	—	—	—	93,777	94,228
Accrued interest payable and other liabilities	31,517	14,128	15,757	15,983	18,382
TOTAL LIABILITIES	2,817,836	2,588,556	2,567,423	2,598,557	2,602,588
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	370	370	370	370	370
Surplus	265,637	265,293	264,871	264,449	264,059
Retained earnings	42,157	37,107	32,507	19,947	15,147
Accumulated other comprehensive loss	(2,707)	(4,772)	(3,682)	(4,545)	(2,223)
TOTAL SHAREHOLDERS' EQUITY	305,457	297,998	294,066	280,221	277,353
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,123,293	$2,886,554	$2,861,489	$2,878,778	$2,879,941
Common shares outstanding	37,447,026	37,441,879	37,377,342	37,370,917	37,361,560

LINKBANCORP, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
(In Thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$37,755	$36,032	$36,856	$110,828	$109,093
Other	4,269	3,294	3,338	10,664	9,325
Total interest and dividend income	42,024	39,326	40,194	121,492	118,418
INTEREST EXPENSE
Deposits	13,677	12,467	13,292	38,501	38,210
Other Borrowings	950	931	949	2,867	2,967
Subordinated Debt	1,011	979	972	2,958	2,892
Total interest expense	15,638	14,377	15,213	44,326	44,069
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	26,386	24,949	24,981	77,166	74,349
Provision for credit losses	1,003	344	84	1,575	125
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	25,383	24,605	24,897	75,591	74,224
NONINTEREST INCOME
Service charges on deposit accounts	1,120	1,056	1,052	3,237	2,697
Bank-owned life insurance	463	436	430	1,327	1,199
Net realized gains (losses) on the sale of debt securities	—	—	—	—	4
Gain on sale of loans	156	128	138	361	200
Gain on sale of branches	—	—	—	11,093	—
Other	1,066	1,313	1,060	2,977	2,167
Total noninterest income	2,805	2,933	2,680	18,995	6,267
NONINTEREST EXPENSE
Salaries and employee benefits	10,513	10,252	9,855	31,921	30,914
Occupancy	1,356	1,308	1,440	4,128	4,577
Equipment and data processing	2,063	2,052	1,640	6,158	5,290
Professional fees	593	728	763	1,808	2,299
FDIC insurance and supervisory fees	439	537	812	1,575	1,709
Intangible amortization	1,083	1,083	1,205	3,250	3,615
Merger & restructuring expenses	—	16	171	57	858
Advertising	128	176	163	448	505
Other	1,996	1,913	2,403	6,549	6,834
Total noninterest expense	18,171	18,065	18,452	55,894	56,601
Income before income tax expense	10,017	9,473	9,125	38,692	23,890
Income tax expense	2,178	2,086	2,030	8,123	5,265
NET INCOME	$7,839	$7,387	$7,095	$30,569	$18,625

EARNINGS PER SHARE, BASIC	$0.21	$0.20	$0.19	$0.82	$0.50
EARNINGS PER SHARE, DILUTED	$0.21	$0.20	$0.19	$0.82	$0.50
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	37,192,313	37,136,851	36,983,637	37,146,280	36,972,127
DILUTED	37,335,646	37,244,008	37,090,111	37,257,831	37,061,512

LINKBANCORP, Inc. and Subsidiaries
Financial Highlights (Unaudited)

	For the Three Months Ended			For the Nine Months Ended
(Dollars In Thousands, except per share data)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Operating Highlights
Net Income	$7,839	$7,387	$7,095	$30,569	$18,625
Net Interest Income	26,386	24,949	24,981	77,166	74,349
Provision for Credit Losses	1,003	344	84	1,575	125
Non-Interest Income	2,805	2,933	2,680	18,995	6,267
Non-Interest Expense	18,171	18,065	18,452	55,894	56,601
Earnings per Share, Basic	0.21	0.20	0.19	0.82	0.50
Adjusted Earnings per Share, Basic (2)	0.21	0.20	0.20	0.61	0.52
Earnings per Share, Diluted	0.21	0.20	0.19	0.82	0.50
Adjusted Earnings per Share, Diluted (2)	0.21	0.20	0.19	0.61	0.52

Selected Operating Ratios
Net Interest Margin	3.75%	3.80%	3.82%	3.82%	3.89%
Annualized Return on Assets ("ROA")	1.04%	1.05%	1.00%	1.41%	0.90%
Adjusted ROA[2]	1.04%	1.05%	1.02%	1.05%	0.93%
Annualized Return on Equity ("ROE")	10.33%	10.04%	10.30%	13.93%	9.20%
Adjusted ROE[2]	10.33%	10.06%	10.50%	10.32%	9.53%
Efficiency Ratio	62.25%	64.79%	66.71%	58.13%	70.21%
Adjusted Efficiency Ratio[3]	62.25%	64.73%	66.09%	64.61%	69.15%
Noninterest Income to Avg. Assets	0.37%	0.42%	0.38%	0.88%	0.30%
Noninterest Expense to Avg. Assets	2.42%	2.57%	2.61%	2.59%	2.73%

	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Financial Condition Data
Total Assets	$3,123,293	$2,886,554	$2,861,489	$2,878,778	$2,879,941
Loans Receivable, Net	2,431,635	2,331,958	2,247,322	2,229,314	2,189,326

Noninterest-bearing Deposits	640,100	646,654	646,002	658,646	658,473
Interest-bearing Deposits	2,027,999	1,809,755	1,787,692	1,701,936	1,714,179
Total Deposits	$2,668,099	$2,456,409	$2,433,694	$2,360,582	$2,372,652

Selected Balance Sheet Ratios
Total Capital Ratio[1]	12.31%	12.43%	12.61%	11.55%	11.44%
Tier 1 Capital Ratio[1]	11.39%	11.51%	11.71%	10.74%	10.62%
Common Equity Tier 1 Capital Ratio[1]	11.39%	11.51%	11.71%	10.74%	10.62%
Leverage Ratio[1]	9.95%	10.34%	10.02%	9.49%	9.41%
Tangible Common Equity to Tangible Assets[4]	7.55%	7.89%	7.78%	7.16%	7.02%
Tangible Book Value per Share[5]	$6.15	$5.92	$5.80	$5.36	$5.26

Asset Quality Data
Non-performing Assets	$24,627	$21,877	$26,041	$17,173	$17,378
Non-performing Assets to Total Assets	0.79%	0.76%	0.91%	0.60%	0.60%
Non-performing Loans to Total Loans	1.00%	0.93%	1.15%	0.76%	0.78%
Allowance for Credit Losses - Loans ("ACLL")	$25,342	$24,651	$26,619	$26,435	$26,542
ACLL to Total Loans	1.03%	1.05%	1.17%	1.17%	1.20%
ACLL to Nonperforming Assets	102.90%	112.68%	102.22%	153.93%	152.73%
Net chargeoffs (recoveries)(6)	$300	$40	$81	$252	$(28)

(1) - These capital ratios have been calculated using bank-level capital
(2) - This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(3) - The efficiency ratio, as adjusted represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses from securities sales and merger related expenses. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(4) - We calculate tangible common equity as total shareholders' equity less goodwill and other intangibles, and we calculate tangible assets as total assets less goodwill and other intangibles. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(5) - We calculate tangible book value per common share as total shareholders' equity less goodwill and other intangibles, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(6) - Charge offs for the three months ended June 30, 2025 do not include the impact of a settlement of a purchase credit deteriorated loan ("PCD") that resulted in a net decrease to the allowance of $2.0 million, which was covered by a specific reserve established on this PCD loan at the time of acquisition.

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Quarter-To-Date (Unaudited)

	For the Three Months Ended September 30,
	2025			2024
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$190,584	$1,893	3.94%	$114,383	$1,296	4.51%
Securities
Taxable (1)	162,865	2,089	5.09%	133,443	1,683	5.02%
Tax-Exempt	42,763	363	3.37%	42,800	453	4.21%
Total Securities	205,628	2,452	4.73%	176,243	2,136	4.82%
Total Cash Equiv. and Investments	396,212	4,345	4.35%	290,626	3,432	4.70%
Total Loans (3)	2,393,119	37,755	6.26%	2,313,228	36,856	6.34%
Total Earning Assets	2,789,331	42,100	5.99%	2,603,854	40,288	6.16%
Other Assets	194,442			208,407
Total Assets	$2,983,773			$2,812,261
Interest bearing demand	$592,572	3,498	2.34%	$497,100	2,902	2.32%
Money market demand	635,450	3,985	2.49%	580,766	3,396	2.33%
Time deposits	623,505	6,194	3.94%	613,402	6,993	4.54%
Total Borrowings	153,493	1,961	5.07%	153,699	1,922	4.97%
Total Interest-Bearing Liabilities	2,005,020	15,638	3.09%	1,844,967	15,213	3.28%
Non Interest-Bearing Deposits	646,608			659,825
Total Cost of Funds	2,651,628	15,638	2.34%	2,504,792	15,213	2.42%
Other Liabilities	31,044			33,534
Total Liabilities	2,682,672			2,538,326
Shareholders' Equity	301,101			273,935
Total Liabilities & Shareholders' Equity	$2,983,773			$2,812,261
Net Interest Income/Spread (FTE)		26,462	2.90%		25,075	2.88%
Tax-Equivalent Basis Adjustment		(76)			(94)
Net Interest Income		$26,386			$24,981
Net Interest Margin			3.75%			3.82%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Linked Quarter-To-Date (Unaudited)

	For the Three Months Ended
	September 30, 2025			June 30, 2025
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$190,584	$1,893	3.94%	$114,315	$1,097	3.85%
Securities
Taxable (1)	162,865	2,089	5.09%	152,185	1,819	4.79%
Tax-Exempt	42,763	363	3.37%	42,688	478	4.49%
Total Securities	205,628	2,452	4.73%	194,873	2,297	4.73%
Total Cash Equiv. and Investments	396,212	4,345	4.35%	309,188	3,394	4.40%
Total Loans (3)	2,393,119	37,755	6.26%	2,324,897	36,032	6.22%
Total Earning Assets	2,789,331	42,100	5.99%	2,634,085	39,426	6.00%
Other Assets	194,442			183,156
Total Assets	$2,983,773			$2,817,241
Interest bearing demand	$592,572	3,498	2.34%	$547,177	3,207	2.35%
Money market demand	635,450	3,985	2.49%	553,294	3,099	2.25%
Time deposits	623,505	6,194	3.94%	609,322	6,161	4.06%
Total Borrowings	153,493	1,961	5.07%	152,668	1,910	5.02%
Total Interest-Bearing Liabilities	2,005,020	15,638	3.09%	1,862,461	14,377	3.10%
Non Interest-Bearing Deposits	646,608			628,962
Total Cost of Funds	2,651,628	15,638	2.34%	2,491,423	14,377	2.31%
Other Liabilities	31,044			30,815
Total Liabilities	2,682,672			2,522,238
Shareholders' Equity	301,101			295,003
Total Liabilities & Shareholders' Equity	$2,983,773			$2,817,241
Net Interest Income/Spread (FTE)		26,462	2.90%		25,049	2.90%
Tax-Equivalent Basis Adjustment		(76)			(100)
Net Interest Income		$26,386			$24,949
Net Interest Margin			3.75%			3.80%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Year-To-Date (Unaudited)

	For the Nine Months Ended September 30,
	2025			2024
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$138,531	$3,962	3.82%	$106,334	$3,590	4.51%
Securities
Taxable (1)	155,818	5,657	4.85%	125,264	4,666	4.98%
Tax-Exempt	43,142	1,323	4.10%	42,606	1,353	4.24%
Total Securities	198,960	6,980	4.69%	167,870	6,019	4.79%
Total Cash Equiv. and Investments	337,491	10,942	4.33%	274,204	9,609	4.68%
Total Loans (3)	2,360,524	110,828	6.28%	2,279,378	109,093	6.39%
Total Earning Assets	2,698,015	121,770	6.03%	2,553,582	118,702	6.21%
Other Assets	192,203			210,962
Total Assets	$2,890,218			$2,764,544
Interest bearing demand	$564,320	$9,753	2.31%	$458,184	$7,301	2.13%
Money market demand	584,401	10,021	2.29%	582,998	9,841	2.25%
Time deposits	623,723	18,727	4.01%	621,881	21,068	4.53%
Total Borrowings	151,403	5,825	5.14%	147,557	5,859	5.30%
Total Interest-Bearing Liabilities	1,923,847	44,326	3.08%	1,810,620	44,069	3.25%
Non Interest-Bearing Deposits	641,967			650,384
Total Cost of Funds	$2,565,814	$44,326	2.31%	$2,461,004	$44,069	2.39%
Other Liabilities	31,092			33,086
Total Liabilities	$2,596,906			$2,494,090
Shareholders' Equity	$293,312			$270,454
Total Liabilities & Shareholders' Equity	$2,890,218			$2,764,544
Net Interest Income/Spread (FTE)		77,444	2.95%		74,633	2.96%
Tax-Equivalent Basis Adjustment		(278)			(284)
Net Interest Income		$77,166			$74,349
Net Interest Margin			3.82%			3.89%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Loans Receivable Detail (Unaudited)

(In Thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Agriculture and farmland loans	$62,098	$61,996	$66,684	$67,741	$65,166
Construction loans	155,542	140,976	136,421	158,296	175,373
Commercial & industrial loans	266,765	259,877	257,302	252,163	241,597
Commercial real estate loans
Multifamily	236,534	231,469	215,916	217,331	212,444
Owner occupied	522,674	502,515	472,895	493,906	500,643
Non-owner occupied	730,740	681,521	645,793	658,615	626,030
Residential real estate loans
First liens	377,226	375,879	378,420	399,476	400,869
Second liens and lines of credit	84,395	81,194	79,905	78,410	73,591
Consumer and other loans	17,645	17,525	17,097	17,087	17,498
Municipal loans	2,816	2,917	3,012	3,886	4,296
	2,456,435	2,355,869	2,273,445	2,346,911	2,317,507
Deferred costs	542	740	496	645	634
Total loans receivable	2,456,977	2,356,609	2,273,941	2,347,556	2,318,141
Less: Loans held for sale	—	—	—	91,807	102,273
Loans Held for Investment	$2,456,977	$2,356,609	$2,273,941	$2,255,749	$2,215,868

LINKBANCORP, Inc. and Subsidiaries
Loan Growth Calculation Excluding Branch Sale (Unaudited)

(In Thousands)	September 30, 2025
Total Loans at September 30, 2025	$2,456,977
Total Loans at December 31, 2024	2,347,556
Year-to-date Change	109,421
Net Book Value of Loans Sold	97,952
Loan Growth Excluding Branch Sale	207,373
Annualized Growth Rate	11.81%

LINKBANCORP, Inc. and Subsidiaries
Investments in Securities Detail (Unaudited)

	September 30, 2025
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$11,257	$322	$11,579
Obligations of state and political subdivisions	50,731	(2,761)	47,970
Mortgage-backed securities in government-sponsored entities	209,168	(1,120)	208,048
Other securities	341	(8)	333
	$271,497	$(3,567)	$267,930

	Amortized Cost	Net Unrealized Losses	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$12,250	$(651)	$11,599	$(387)
Structured mortgage-backed securities	14,732	(307)	14,425	—
	$26,982	$(958)	$26,024	$(387)

	December 31, 2024
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$13,017	$56	$13,073
Obligations of state and political subdivisions	51,254	(4,053)	47,201
Mortgage-backed securities in government-sponsored entities	88,289	(3,506)	84,783
Other securities	542	(9)	533
	$153,102	$(7,512)	$145,590

	Amortized Cost	Net Unrealized Losses	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$15,250	$(984)	$14,266	$(459)
Structured mortgage-backed securities	16,717	(699)	16,018	—
	$31,967	$(1,683)	$30,284	$(459)

LINKBANCORP, Inc. and Subsidiaries
Deposits Detail (Unaudited)

(In Thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Demand, noninterest-bearing	$640,100	$646,654	$646,002	$686,510	$687,536
Demand, interest-bearing	677,496	576,050	577,170	537,546	547,099
Money market and savings	656,727	580,143	553,240	553,807	585,395
Time deposits, $250 and over	201,648	177,897	166,441	167,165	169,616
Time deposits, other	417,128	400,665	387,226	405,493	401,976
Brokered deposits	75,000	75,000	103,615	103,615	75,000
	2,668,099	2,456,409	2,433,694	2,454,136	2,466,622
Less: Deposits held for sale	—	—	—	93,554	93,970
Total deposits	$2,668,099	$2,456,409	$2,433,694	$2,360,582	$2,372,652

Average Deposits Detail, for the Three Months Ended (Unaudited)

(In Thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Demand, noninterest-bearing	$646,608	$628,962	$649,440	$665,276	$659,825
Demand, interest-bearing	592,572	547,177	545,475	537,856	497,100
Money market and savings	635,450	553,294	555,663	567,593	580,766
Time deposits	599,048	575,205	576,366	568,615	560,815
Brokered deposits	24,457	34,117	56,283	38,616	52,587
Total deposits	$2,498,135	$2,338,755	$2,383,227	$2,377,956	$2,351,093
Balances in table above include deposits held for sale for the three months ended December 31, 2024 and September 30, 2024.

LINKBANCORP, Inc. and Subsidiaries
Core Deposit Growth Calculation Excluding Branch Sale (Unaudited)

(In Thousands)	September 30, 2025
Total Deposits at September 30, 2025	$2,668,099
Less: Brokered Deposits at September 30, 2025	(75,000)
Total Core Deposits at September 30, 2025	$2,593,099

Total Deposits at December 31, 2024	$2,454,136
Less: Brokered Deposits at December 31, 2024	(103,615)
Total Core Deposits at December 31, 2024	$2,350,521

Year-to-date Change in Core Deposits	242,578
Net Book Value of Deposits Sold	87,086
Quarterly Deposit Growth Excluding Branch Sale	329,664
Annualized Growth Rate	18.75%

Appendix A – Reconciliation to Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Adjusted Return on Average Assets
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Net income	$7,839	$7,387	$7,095	$30,569	$18,625
Average assets	2,983,773	2,817,241	2,812,261	2,890,218	2,764,544
Return on average assets (annualized)	1.04%	1.05%	1.00%	1.41%	0.90%
Net income	$7,839	$7,387	$7,095	30,569	18,625
Gain on sale of branches	—	—	—	(11,093)	—
Tax effect(1)	—	—	—	2,440	—
Transaction bonus accrual	—	—	—	490	—
Tax effect(1)	—	—	—	(108)	—
Board restructuring accrual	—	—	—	381	—
Tax effect(1)	—	—	—	(84)	—
Net losses on sale of securities	—	—	—	—	(4)
Tax effect(1)	—	—	—	—	1
Merger & restructuring expenses	—	16	171	57	858
Tax effect(1)	—	(4)	(36)	(13)	(180)
Adjusted Net Income (Non-GAAP)	$7,839	$7,399	$7,230	$22,639	19,300
Average assets	$2,983,773	$2,817,241	$2,812,261	$2,890,218	2,764,544
Adjusted return on average assets (annualized) (Non-GAAP)	1.04%	1.05%	1.02%	1.05%	0.93%
(1) Tax effect was 22% for the three months ended September 30, 2025 and June 30, 2025, and nine months ended September 30, 2025, and 21% for all other periods

Adjusted Return on Average Shareholders' Equity
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Net income	$7,839	$7,387	$7,095	$30,569	$18,625
Average shareholders' equity	301,101	295,003	273,935	293,312	270,454
Return on average shareholders' equity (annualized)	10.33%	10.04%	10.30%	13.93%	9.20%
Net income	$7,839	$7,387	$7,095	$30,569	$18,625
Gain on sale of branches	—	—	—	(11,093)	—
Tax effect(1)	—	—	—	2,440	—
Transaction bonus accrual	—	—	—	490	—
Tax effect(1)	—	—	—	(108)	—
Board restructuring accrual	—	—	—	381	—
Tax effect(1)	—	—	—	(84)	—
Merger & restructuring expenses	—	16	171	57	858
Tax effect(1)	—	(4)	(36)	(13)	(180)
Net (gains) losses on sale of securities	—	—	—	—	(4)
Tax effect(1)	—	—	—	—	1
Adjusted Net Income (Non-GAAP)	$7,839	$7,399	$7,230	$22,639	$19,300
Average shareholders' equity	$301,101	$295,003	$273,935	$293,312	$270,454
Adjusted return on average shareholders' equity (annualized) (Non-GAAP)	10.33%	10.06%	10.50%	10.32%	9.53%
(1) Tax effect was 22% for the three months ended September 30, 2025 and June 30, 2025, and nine months ended September 30, 2025, and 21% for all other periods

Tangible Common Equity and Tangible Book Value
(Dollars in thousands, except per share data)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Tangible Common Equity
Total shareholders’ equity	$305,457	$297,998	$294,066	$280,221	$277,353
Adjustments:
Goodwill	(58,806)	(58,806)	(58,806)	(58,806)	(58,806)
Other intangible assets	(16,407)	(17,490)	(18,573)	(20,955)	(22,118)
Tangible common equity (Non-GAAP)	$230,244	$221,702	$216,687	$200,460	$196,429
Common shares outstanding	37,447,026	37,441,879	37,377,342	37,370,917	37,361,560
Book value per common share	$8.16	$7.96	$7.87	$7.50	$7.42
Tangible book value per common share (Non-GAAP)	$6.15	$5.92	$5.80	$5.36	$5.26
Tangible Assets
Total assets	$3,123,293	$2,886,554	$2,861,489	$2,878,778	$2,879,941
Adjustments:
Goodwill	(58,806)	(58,806)	(58,806)	(58,806)	(58,806)
Other intangible assets	(16,407)	(17,490)	(18,573)	(20,955)	(22,118)
Tangible assets (Non-GAAP)	$3,048,080	$2,810,258	$2,784,110	$2,799,017	$2,799,017
Tangible common equity to tangible assets (Non-GAAP)	7.55%	7.89%	7.78%	7.16%	7.02%

Adjusted Efficiency Ratio
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
GAAP-based efficiency ratio	62.25%	64.79%	66.71%	58.13%	70.21%
Net interest income	$26,386	$24,949	$24,981	$77,166	$74,349
Noninterest income	2,805	2,933	2,680	18,995	6,267
Less: Gain on sale of branches	—	—	—	(11,093)	—
Less: net gains (losses) on sale of securities	—	—	—	—	(4)
Adjusted revenue (Non-GAAP)	29,191	27,882	27,661	85,068	80,612
Total noninterest expense	18,171	18,065	18,452	55,894	56,601
Less: Merger & restructuring expenses	—	16	171	57	858
Less: Transaction bonus accrual	—	—	—	490	—
Less: Board restructuring accrual	—	—	—	381	—
Adjusted non-interest expense	$18,171	$18,049	$18,281	$54,966	$55,743
Efficiency ratio, as adjusted (Non-GAAP)	62.25%	64.73%	66.09%	64.61%	69.15%

Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands, except per share data)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Net Income (GAAP)	$7,839	$7,387	$7,095	$30,569	$18,625
Gain on sale of branches	—	—	—	(11,093)	—
Tax effect(1)	—	—	—	2,440	—
Transaction bonus accrual	—	—	—	490	—
Tax effect(1)	—	—	—	(108)	—
Board restructuring accrual	—	—	—	381	—
Tax effect(1)	—	—	—	(84)	—
Net (gains) losses on sale of securities	—	—	—	—	(4)
Tax effect(1)	—	—	—	—	1
Merger & restructuring expenses	—	16	171	57	858
Tax effect(1)	—	(4)	(36)	(13)	(180)
Adjusted Net Income (Non-GAAP)	7,839	7,399	7,230	22,639	19,300
Income tax expense	2,178	2,086	2,030	8,123	5,265
Provision for credit losses	1,003	344	84	1,575	125
Tax effect included in Adjusted Net Income	-	4	36	(2,235)	179
Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)	$11,020	$9,833	$9,380	$30,102	$24,869
(1) Tax effect was 22% for the three months ended September 30, 2025 and June 30, 2025, and nine months ended September 30, 2025, and 21% for all other periods

Adjusted Earnings Per Share
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands, except per share data)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
GAAP-Based Earnings Per Share, Basic	$0.21	$0.20	$0.19	$0.82	$0.50
GAAP-Based Earnings Per Share, Diluted	$0.21	$0.20	$0.19	$0.82	$0.50
Net Income	$7,839	$7,387	$7,095	$30,569	$18,625
Gain on sale of branches	—	—	—	(11,093)	—
Tax effect(1)	—	—	—	2,440	—
Transaction bonus accrual	—	—	—	490	—
Tax effect(1)	—	—	—	(108)	—
Board restructuring accrual	—	—	—	381	—
Tax effect(1)	—	—	—	(84)	—
Merger & restructuring expenses	—	16	171	57	858
Tax effect(1)	—	(4)	(36)	(13)	(180)
Net (gains) losses on sale of securities	—	—	—	—	(4)
Tax effect(1)	—	—	—	—	1
Adjusted Net Income (Non-GAAP)	$7,839	$7,399	$7,230	$22,639	$19,300
Adjusted Earnings per Share, Basic (Non-GAAP)	$0.21	$0.20	$0.20	$0.61	$0.52
Adjusted Earnings per Share, Diluted (Non-GAAP)	$0.21	$0.20	$0.19	$0.61	$0.52
(1) Tax effect was 22% for the three months ended September 30, 2025 and June 30, 2025, and nine months ended September 30, 2025, and 21% for all other periods